Exhibit No. 16.1

                                               Richard A. Eisner & Company, LLP
                                               Accountants and Consultants

                                               575 Madison Avenue
                                               New York, NY 10022-2597
                                               Tel 212.355.1700 Fax 212.355.2414
                                               www.eisnerllp.com

January 9, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Discovery Laboratories, Inc.

We have obtained a copy of Form 8-K (Amendment No. 2) dated December 15, 2000, of Discovery Laboratories, Inc., which Current Report, includes an Item 4, changes in Registrant's Certifying Accountant.

We agree with the statements in Item 4 concerning our firm.

Very truly yours,


/s/ Richard A. Eisner & Company, LLP
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Richard A. Eisner & Company, LLP